UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 6, 2009

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 6, 2009 Overstock.com, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement dated January 6, 2009 (the “Agreement”) with Wells Fargo Retail Finance, LLC (“WFRF”).  The Agreement replaces the Company’s Loan and Security Agreement dated December 12, 2005 with WFRF, which had previously been amended and had terminated in accordance with its terms.  The Agreement will terminate in accordance with its terms on January 5, 2011 unless sooner terminated.

Subject to conditions precedent, the Agreement provides for advances to the Company and for the issuance of letters of credit for its account of up to an aggregate maximum of $25 million.  Subject to further conditions precedent, the Company has the right to increase the aggregate maximum amount available under the facility to up to $35 million during the first year of the facility.  The amount actually available to the Company may be substantially less and may vary from time to time, depending on, among other factors, the amount of its eligible inventory and accounts receivable.  The Company’s obligations under the Agreement and all related agreements are secured by all or substantially all of the Company’s and its subsidiaries’ assets.  The Company’s obligations under the Agreement are cross-collateralized with its obligations under its $30 million credit facility with Wells Fargo Bank, National Association, and provides that the Company’s obligations under its agreement with Wells Fargo Bank, National Association are collateralized by the assets securing the Agreement.

The Agreement includes affirmative covenants as well as negative covenants that prohibit a variety of actions without the lender’s approval, including covenants that limit the Company’s ability to (a) incur or guarantee debt, (b) create liens, (c) enter into any merger, recapitalization or similar transaction or purchase all or substantially all of the assets or stock of another person, (d) sell assets, (e) change its name or the name of any of its subsidiaries, (f) make certain changes to its business, (g) optionally prepay, acquire or refinance indebtedness, (h) consign inventory, (i) pay dividends on, or purchase, acquire or redeem shares of, its capital stock, (j) change its method of accounting, (k) make investments, (l) enter into transactions with affiliates, or (m) store any of its inventory or equipment with third parties.

Wells Fargo Retail Finance, LLC is an affiliate of Wells Fargo Bank, National Association.  The Company has a $30 million credit facility with Wells Fargo Bank, National Association, which it uses primarily to procure letters of credit from time to time.  Wells Fargo Bank, National Association or its affiliates also provide other commercial services to the Company, such as trustee services on the Company’s 3.75% Senior Convertible Notes.  Certain of the Company’s officers and directors may also have banking and other commercial relationships with Wells Fargo Bank, National Association or its affiliates.

The Agreement is filed as Exhibit 10.1 to this Report on Form 8-K, and reference is hereby made to the text of the Agreement for a more complete description of its terms.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.                                                 10.1                           Amended and Restated Loan and Security Agreement dated January 6, 2009.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/Jonathan E. Johnson III
Jonathan E. Johnson III
President
Date: January 6, 2009